UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2014

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	45-53499508 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida (Address of principal executive offices)	33771 (Zip Code)

(888)720-0806 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Sales Agency Contract

On December 31, 2013, Green Day Technologies, Inc., a subsidiary of Kleangas Energy Technologies Inc., a corporation formed under the laws of the State of Delaware (the "Corporation"), announced that it had entered into that certain sales agency contract (the "Sales Agency Contract") with Peniel Trading Korea ("Peniel Trading"). In accordance with the terms and provisions of the Sales Agency Contract: (i) Peniel Trading will act as the Corporation's sales agent in the Republic of South Korea for the sale and distribution of the Corporation's products; (ii) Peniel Trading may engage sub-agents upon written notice to the Corporation; (iii) the Corporation shall pay a commission to Peniel Trading of $2.00 USD per ton of pellets sold; and (iv) the term shall be one year ending on December 31, 2014 with automatic renewals for subsequent one year period intervals unless terminated by written notice.

On January 15, 2014, the Board of Directors authorized and approved the termination and cancellation of the Sales Agency Contract. Subsequent to the termination and cancellation of the Sales Agency Contract, the Corporation has received and accepted orders from other buyers for wood pellets.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2014	Kleangas Energy Technologies Inc.
/s/Bo Linton
By: Bo Linton
Its: Chief Executive Officer